UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 31, 2006

Abatix Corp.

(Exact name of registrant as specified in its charter)

Delaware	1-10184	75-1908110

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2400 Skyline Drive, Suite 400, Mesquite, Texas		75149

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (214) 381-0322

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

          The existing employment agreements for the Chief Executive Officer, Terry W. Shaver, the Chief Operating Officer, Gary L. Cox, and the Chief Financial Officer, Frank J. Cinatl, IV (“Officers”) of Abatix Corp. (“Company”) expired on December 31, 2006.  On that date, the Company entered into new employment agreements with the Officers.  The general terms and conditions of the new agreements are similar to the old agreements and in summary are:

•	Term – From January 1, 2007 through December 31, 2008.

•	Minimum Annual Salary – CEO - $231,700; COO - $231,700; CFO - $151,500.

•	Incentive bonus to be determined by the Board of Directors.

•	Company car or an auto allowance is to be provided.

•	Fringe benefits, including health, life and disability insurance and country club dues, to be paid by the Company.

•	Severance compensation of the greater of the value remaining on the term of the agreement or $200,000 for the CEO and COO and $150,000 for the CFO.

•	Covenant against competing with the Company for twelve months from the date of termination.

Signature

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABATIX CORP.

Date: January 23, 2007	/s/ Frank J. Cinatl, IV

Frank J. Cinatl, IV, Executive Vice President and Chief Financial Officer (Principal Accounting Officer)